UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

RATTLER MIDSTREAM LP

(Exact name of registrant as specified in its charter)

Delaware	001-38919	83-1404608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Avenue, Suite 1200 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	RTLR	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 9, 2020, Rattler Midstream LP (the “Partnership”), a subsidiary of Diamondback Energy, Inc. (“Diamondback”), entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Partnership, Rattler Midstream GP LLC, the general partner of the Partnership (the “General Partner”), Rattler Midstream Operating LLC (the “Operating Company”), Tall City Towers LLC (“Tall City Towers”), Rattler Ajax Processing LLC (“Rattler Ajax”), Rattler OMOG LLC (“Rattler OMOG” and, together with the Operating Company, Tall City Towers and Rattler Ajax, the “Guarantors” and, the Guarantors, together with the Partnership and the General Partner, the “Partnership Entities”) and Goldman Sachs & Co. LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the Partnership’s private placement of senior notes. The Purchase Agreement provides for, among other things, the issuance and sale by the Partnership of $500 million in aggregate principal amount of 5.625% Senior Notes due 2025 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Partnership Entities have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any such liabilities. Under the Purchase Agreement, the Partnership also agreed to a 90-day lock-up with respect to, among other things, an offer, sale or other disposition of its debt securities, subject to certain exceptions. The Notes Offering closed on July 14, 2020 (the “Closing Date”). On the Closing Date, the Partnership Entities also entered into the Indenture (as defined below) relating to the Notes and the related guarantees, which is discussed further below under the heading “Indenture.”

The Partnership loaned the proceeds from the Notes Offering to the Operating Company pursuant to the Intercompany Promissory Note (as defined below) for the purpose of repaying outstanding borrowings under the Operating Company’s revolving credit facility.

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the Initial Purchasers and their respective affiliates have from time to time, engaged in, and may in the future engage in, various investment banking, financial advisory services and other commercial dealings in the ordinary course of business with the Partnership, Diamondback and their respective affiliates. The Initial Purchasers have received or will receive customary fees and commissions for these transactions. In particular, an affiliate of Wells Fargo Securities, which is the trustee under the Indenture that governs the Notes, serves as the administrative agent and the lead arranger under the credit facilities of the Operating Company, Diamondback and its subsidiary, Viper Energy Partners LP, and certain of the Initial Purchasers or their respective affiliates are lenders under these facilities. An affiliate of Wells Fargo Securities is also the trustee under the indentures governing Diamondback’s 2.875% Senior Notes due 2024, 5.375% Senior Notes due 2025, 3.250% Senior Notes due 2026 and 3.500% Senior Notes due 2029 as well as the indenture governing Viper Energy Partners LP’s 5.375% Senior Notes due 2027. In connection with the Operating Company’s repayment of a portion of outstanding borrowings under its revolving credit facility, an affiliate of Wells Fargo Securities and certain other Initial Purchasers or their respective affiliates will receive a portion of the net proceeds from the Notes Offering as lenders under the Operating Company’s revolving credit facility.

The preceding summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

The Notes were issued under an indenture, dated as of July 14, 2020, among the Partnership, as issuer, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Indenture”). Pursuant to the Indenture, interest on the Notes accrues at a rate of 5.625% per annum on the outstanding principal amount thereof from July 14, 2020, payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2021. The Notes will mature on July 15, 2025.

The Notes are the Partnership’s senior unsecured obligations and rank equally in right of payment with all of the Partnership’s future senior unsecured indebtedness and senior in right of payment to any of the Partnership’s future subordinated indebtedness. The Guarantors are guaranteeing the Notes pursuant to the Indenture. Neither Diamondback nor the General Partner will guarantee the

Notes. All of the Partnership’s future restricted subsidiaries that either guarantee any of the Partnership’s or a Guarantor’s other indebtedness or are classified as domestic restricted subsidiaries under the Indenture and are obligors with respect to certain other debt will also guarantee the Notes. The guarantees rank equally in right of payment with all of the future senior unsecured indebtedness of such Guarantor and senior in right of payment to any future subordinated indebtedness of such Guarantor. The Notes and the guarantees are effectively subordinated to all of the Partnership’s and the Guarantors’ secured indebtedness (including all borrowings and other obligations under the Operating Company’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of the Partnership’s subsidiaries that do not guarantee the Notes (other than liabilities owed to the Partnership).

The Partnership may on any one or more occasions redeem some or all of the Notes at any time on or after July 15, 2022 at the redemption prices listed in the Indenture. Prior to July 15, 2022, the Partnership may on any one or more occasions redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, any time prior to July 15, 2022, the Partnership may on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes issued prior to such date at a redemption price of 105.625%, plus accrued and unpaid interest to the redemption date, with an amount not greater than the net cash proceeds from certain equity offerings.

If the Partnership experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase. If the Partnership sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit the Partnership’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness or issue certain redeemable or preferred equity, make certain investments, declare or pay dividends or make distributions on equity interests or redeem, repurchase or retire equity interests or subordinated indebtedness, transfer or sell assets including equity of restricted subsidiaries, agree to payment restrictions affecting the Partnership’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens and designate certain of the Partnership’s subsidiaries as unrestricted subsidiaries. Certain of these covenants are subject to termination upon the occurrence of certain events.

The preceding summary of the Indenture is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Intercompany Promissory Note

In connection with and upon closing of the Notes Offering, the Partnership loaned the proceeds from the Notes Offering to the Operating Company under the terms of that certain Subordinated Promissory Note, dated as of July 14, 2020, made by the Operating Company payable to the Partnership (the “Intercompany Promissory Note”). The Intercompany Promissory Note requires the Operating Company to repay the underlying loan to the Partnership on the same terms and in the same amounts as the Notes and has the same maturity date, interest rate, change of control repurchase and redemption provisions. The Partnership’s right to receive payment under the Intercompany Promissory Note is contractually subordinated to the Operating Company’s guarantee of the Notes and is structurally subordinated to all of the Operating Company’s secured indebtedness (including all borrowings and other obligations under the Operating Company’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness.

The preceding summary of the Intercompany Promissory Note is qualified in its entirety by reference to the full text of the Intercompany Promissory Note, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this report is incorporated herein by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends or other distributions is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

4.1

Indenture, dated as of July 14, 2020, among Rattler Midstream LP, as issuer, Rattler Midstream Operating LLC, Tall City Towers LLC, Rattler Ajax Processing LLC, and Rattler OMOG LLC, as guarantors, and Wells Fargo Bank, National Association, as trustee (including the form of Rattler Midstream LP’s 5.625% Senior Notes due 2025).

10.1

Purchase Agreement, dated July 9, 2020, by and among Rattler Midstream LP, Rattler Midstream GP LLC, Rattler Midstream Operating LLC, Tall City Towers LLC, Rattler Ajax Processing LLC, Rattler OMOG LLC and Goldman Sachs & Co. LLC, as representative of the several initial purchasers named therein.

10.2	Subordinated Promissory Note, dated as of July 14, 2020, made by Rattler Midstream Operating LLC payable to Rattler Midstream LP.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATTLER MIDSTREAM LP

	By:	Rattler Midstream GP LLC, its general partner

Date: July 14, 2020
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary